GIBRALTAR ANNOUNCES FOURTH QUARTER 2024 FINANCIAL RESULTS

2024 EPS: GAAP up 24%, Adjusted up 4% on 5% Net Sales Decrease
Strong 2024 Cash Generation of $174 Million
Expands Agtech’s Structures Business with Acquisition of Lane Supply
2025 Guidance: Net Sales $1.40B – $1.45B, GAAP EPS $4.25 - $4.50,
Adjusted EPS $4.80 - $5.05

Buffalo, New York, February 19, 2025 – Gibraltar Industries, Inc. (Nasdaq: ROCK), a leading manufacturer and provider of products and services for the residential, renewable energy, agtech and infrastructure markets, today reported its financial results for the three- and twelve-month periods ended December 31, 2024.

“Fourth quarter results were roughly in line with expectations for each segment with adjusted EPS reaching the top end of the range at $4.25, and net sales reaching $1.31 billion, just under the range. We also generated strong operating cash flow of $174 million for the year. We executed well in Residential, Agtech and Infrastructure, and our Renewables business continued to accelerate through the launch learning curve of its new tracker product line.”
Fourth Quarter 2024 Consolidated Results

($Millions, except EPS) Three Months Ended December 31,
	2024	2023	Change		2024	2023	Change
Net Sales	$302.1	$328.8	(8.1)%	Adjusted Net Sales	$302.1	$327.9	(7.9)%
Net Income	$46.2	$19.4	138.1%	Adjusted Net Income	$31.0	$26.3	17.9%
Diluted EPS	$1.50	$0.63	138.1%	Adjusted Diluted EPS	$1.01	$0.86	17.4%

GAAP and adjusted net sales decreased 8.1% and 7.9% respectively, driven primarily by ongoing industry headwinds impacting the Renewables business, and continued slowness in the Residential market.
GAAP net income more than doubled to $46.2 million, or $1.50 per share, and adjusted net income increased 17.9% to $31.0 million, or $1.01 per share. During the quarter, Gibraltar divested its residential electronic locker business.
Adjusted measures exclude charges for restructuring initiatives, acquisition-related items, senior leadership transition costs, and portfolio management actions including the gain on sale of the electronic locker business, as further described in the appended reconciliation of adjusted financial measures.

Fourth Quarter Segment Results

Residential

($Millions) Three Months Ended December 31,
	2024	2023	Change		2024	2023	Change
Net Sales	$170.7	$179.3	(4.8)%	Adjusted Net Sales	$170.7	$179.3	(4.8)%
Operating Income	$29.1	$27.4	6.2%	Adjusted Operating Income	$29.5	$31.5	(6.3)%
Operating Margin	17.0%	15.3%	170 bps	Adjusted Operating Margin	17.3%	17.5%	(20) bps

Net sales decreased 4.8% driven by ongoing market softness reflected in customer point-of-sale results being down 3%-4% across product categories sold in various local / regional markets. Sales were also impacted by 80/20 PLS initiatives on safety harness and drywall metals product lines. Delays in the transition of new business awarded in 2024 also impacted net sales in the quarter, but order activity for our building accessories products has been accelerating since the beginning of the year. New products launched in the second half of 2024 are also gaining momentum and will contribute to growth in 2025.
Operating margin decreased slightly primarily related to volume and product mix, but overall execution, price/cost management, and 80/20 initiatives delivered solid results.

Renewables

($Millions) Three Months Ended December 31,
	2024	2023	Change		2024	2023	Change
Net Sales	$70.5	$87.7	(19.6)%	Adjusted Net Sales	$70.5	$86.8	(18.8)%
Operating Income	$(0.8)	$9.1	(108.8)%	Adjusted Operating Income	$5.1	$11.7	(56.4)%
Operating Margin	(1.1)%	10.3%	(1140)bps	Adjusted Operating Margin	7.2%	13.5%	(630)bps

As expected, net sales and new bookings were suppressed as experienced in the third quarter as customers focused on completing panel installations ahead of the December 3, 2024 deadline related to the June 2024 expiration of the Presidential Proclamation. New contract signings were pushed into January which impacted backlog in the 4th quarter, down 32%, however, since the start of 2025, new bookings have accelerated and are up 33% versus prior year.
GAAP and adjusted operating margins were impacted by the ramp of and product mix shift toward the recently launched 1P tracker product along with lower volumes while navigating through the abovementioned deadline. GAAP results were further impacted by a $5.3 million non-cash charge for the discontinuation of legacy RBI tradenames in this segment. Although net sales were down 16.2% from the third quarter, adjusted operating margins improved sequentially by 70 basis points from improved operating efficiencies associated with the new tracker product launch.

Agtech

($Millions) Three Months Ended December 31,
	2024	2023	Change		2024	2023	Change
Net Sales	$42.7	$42.4	0.7%	Adjusted Net Sales	$42.7	$42.4	0.7%
Operating Income	$2.3	$(4.3)	NMF	Adjusted Operating Income	$8.3	$(1.4)	NMF
Operating Margin	5.4%	(10.1)%	1550 bps	Adjusted Operating Margin	19.4%	(3.3)%	2270 bps

Net sales increased 1% despite project start dates moving from the fourth quarter into first and second quarters of 2025. Demand continues to grow with over $45 million of new orders booked since January 1st with a strong pipeline of opportunities in process. The move of new project signings from the fourth quarter into 2025 resulted in fourth quarter backlog being down 23%.
GAAP and adjusted operating income were driven by strong execution and business mix as well as a benefit from a customer payment received that was written off in the prior year’s quarter. Excluding this payment, operating margins expanded 1,000 basis points to approximately 15%. GAAP results were further impacted by a $6.0 million non-cash charge for the discontinuation of legacy RBI tradenames in this segment.

Infrastructure

($Millions) Three Months Ended December 31,
	2024	2023	Change		2024	2023	Change
Net Sales	$18.1	$19.4	(6.7)%	Adjusted Net Sales	$18.1	$19.4	(6.7)%
Operating Income	$3.7	$3.6	2.8%	Adjusted Operating Income	$3.7	$3.6	2.8%
Operating Margin	20.4%	18.6%	180 bps	Adjusted Operating Margin	20.4%	18.6%	180 bps

Net sales decreased by 6.7%, impacted by the timing on a large project in the prior year. Backlog increased 10% on strong conversion of bid volume. Demand and quoting remain robust, supported by ongoing investment at the federal and state levels.
Operating margins increased 180 basis points, driven by a favorable mix shift and continued strong operating execution.

Gibraltar Adds Lane Supply Inc to Agtech’s Structures Business

On February 11, 2024, Gibraltar acquired Lane Supply, Inc., an industry leader in the design, manufacture, and installation of structural canopies serving the convenience store, travel center, food retail, EV charging stations, and quick serve restaurant markets for $120 million in cash, subject to customary working capital and other adjustments. During 2024, Lane recorded revenue and adjusted EBITDA of approximately $112.2 million and $16.7 million, respectively. The transaction is expected to be immediately accretive to earnings.

Business Outlook
Mr. Bosway concluded, “For 2025, we expect to deliver growth, solid margin expansion, and strong cash flow generation across the business. We expect participation gains to support growth in our existing businesses, our renewables business to improve execution, and solid growth and margin contribution from the addition of Lane Supply in the Agtech segment.”
Gibraltar is providing its guidance for earnings for the full year 2025. Consolidated net sales are expected to range between $1.40 billion and $1.45 billion, compared to $1.31 billion in 2024. GAAP EPS is expected to range between $4.25 and $4.50, compared to $4.46 in 2024, and adjusted EPS is expected to range between $4.80 and $5.05, compared to $4.25 in 2024.
Fourth Quarter 2024 Conference Call Details
Gibraltar will host a conference call today starting at 9:00 a.m. ET to review its results for the fourth quarter of 2024. Interested parties may access the webcast through the Investors section of the Company’s website at www.gibraltar1.com, where related presentation materials will also be posted prior to the conference call. The call also may be accessed by dialing (877) 407-3088 or (201) 389-0927. For interested individuals unable to join the live conference call, a webcast replay will be available on the Company’s website for one year.
About Gibraltar
Gibraltar is a leading manufacturer and provider of products and services for the residential, renewable energy, agtech, and infrastructure markets. Gibraltar’s mission, to make life better for people and the planet, is fueled by advancing the disciplines of engineering, science, and technology. Gibraltar is innovating to reshape critical markets in comfortable living, sustainable power, and productive growing throughout North America. For more please visit www.gibraltar1.com.

Forward-Looking Statements

Certain information set forth in this news release, other than historical statements, contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that are based, in whole or in part, on current expectations, estimates, forecasts, and projections about the Company’s business, and management’s beliefs about future operations, results, and financial position. These statements are not guarantees of future performance and are subject to a number of risk factors, uncertainties, and assumptions. Actual events, performance, or results could differ materially from the anticipated events, performance, or results expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially from current expectations include, among other things, the availability and pricing of principal raw materials and component parts, supply chain challenges causing project delays and field operations inefficiencies and disruptions, the loss of any key customers, adverse effects of inflation, the ability to continue to improve operating margins, the ability to generate order flow and sales and increase backlog; the ability to translate backlog into net sales, other general economic conditions and conditions in the particular markets in which we operate, changes in spending due to laws and government incentives, such as the Infrastructure Investment and Jobs Act, changes in customer demand and capital spending, competitive factors and pricing pressures, the ability to develop and launch new products in a cost-effective manner, the ability to realize synergies from newly acquired businesses, disruptions to IT systems, the impact of trade and regulation (including the latest Department of Commerce’s solar panel anti-circumvention investigation, the Auxin Solar challenge to the Presidential waiver of tariffs, deadline to install certain modules under the waiver, and the Uyghur Forced Labor Prevention Act (UFLPA)), rebates, credits and incentives and variations in government spending and ability to derive expected benefits from restructuring, productivity initiatives, liquidity enhancing actions, and other cost reduction actions.  Before making any investment decisions regarding the company, we strongly advise you to read the section entitled “Risk Factors” in the most recent annual report on Form 10-K which can be accessed under the “SEC Filings” link of the “Investor Info” page of the website at www.Gibraltar1.com. The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by applicable law or regulation.

Adjusted Financial Measures

To supplement Gibraltar’s consolidated financial statements presented on a GAAP basis, Gibraltar also presented certain adjusted financial measures in this news release and its quarterly conference call, including adjusted net sales, adjusted operating income and margin, adjusted net income, adjusted earnings per share (EPS), free cash flow and adjusted earnings before interest, taxes, depreciation and amortization (Adjusted EBITDA), each a non-GAAP financial measure. Adjusted net sales reflects the removal of net sales associated with the Processing business, which has been liquidated and the Japan renewables business which was sold on December 1, 2023. Adjusted net income, operating income and margin exclude special charges consisting of restructuring costs (primarily comprised of exit activities costs and impairment of both tangible and intangible assets associated with 80/20 simplification, lean initiatives and / or discontinued products), senior leadership transition costs (associated with new and / or terminated senior executive roles), acquisition related costs (legal and consulting fees for recent business acquisitions), and portfolio management (which includes the recent gain on sale of the electronic locker business and operating results generated by the processing business which was liquidated in 2023 and the Japan renewables business which was sold in 2023). These special charges are excluded since they may not be considered directly related to the Company’s ongoing business operations. The aforementioned exclusions along with other adjustments to other income below operating profit are excluded from adjusted EPS. Adjusted EBITDA further excludes interest, taxes, depreciation, amortization and stock compensation expense. In evaluating its business, the Company considers and uses these non-GAAP financial measures as supplemental measures of its operating performance. Free cash flow is operating cash flow less capital expenditures and the related margin is free cash flow divided by net sales. The Company believes that the presentation of adjusted measures and free cash flow provides meaningful supplemental data to investors, as well as management, that are indicative of the Company’s core operating results and facilitates comparison of operating results across reporting periods as well as comparison with other companies. Adjusted EBITDA and free cash flow are also useful measures of the Company’s ability to service debt and adjusted EBITDA is one of the measures used for determining the Company’s debt covenant compliance.
Adjustments to the most directly comparable financial measures presented on a GAAP basis are quantified in the reconciliation of adjusted financial measures provided in the supplemental financial schedules that accompany this news release. These adjusted measures should not be viewed as a substitute for the Company’s GAAP results and may be different than adjusted measures used by other companies and the Company’s presentation of non-GAAP financial measures should not be construed as an inference that the Company’s future results will be unaffected by unusual or non-recurring items.
Reconciliations of non-GAAP measures related to full-year 2025 guidance have not been provided due to the unreasonable efforts it would take to provide such reconciliations due to the high variability, complexity and uncertainty with respect to forecasting and quantifying certain amounts that are necessary for such reconciliations.

Contact:
Alliance Advisors Investor Relations
Jody Burfening/Carolyn Capaccio
(212) 838-3777
rock@allianceadvisors.com

GIBRALTAR INDUSTRIES, INC.
CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share data)
(unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2024	2023	2024	2023
Net sales	$302,057	$328,811	$1,308,764	$1,377,736
Cost of sales	224,016	245,897	956,936	1,015,770
Gross profit	78,041	82,914	351,828	361,966
Selling, general, and administrative expense	41,921	54,025	197,505	207,440
Intangible asset impairment	11,300	3,797	11,300	3,797
Income from operations	24,820	25,092	143,023	150,729
Interest (income) expense, net	(1,995)	(214)	(6,171)	3,002
Other (income) expense	(24,512)	681	(24,731)	(1,265)
Income before taxes	51,327	24,625	173,925	148,992
Provision for income taxes	5,170	5,191	36,585	38,459
Net income	$46,157	$19,434	$137,340	$110,533

Net earnings per share:
Basic	$1.52	$0.64	$4.50	$3.61
Diluted	$1.50	$0.63	$4.46	$3.59
Weighted average shares outstanding:
Basic	30,464	30,523	30,538	30,626
Diluted	30,697	30,724	30,769	30,785

GIBRALTAR INDUSTRIES, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands, except per share data)

	December 31, 2024	December 31, 2023
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$269,480	$99,426
Trade receivables, net of allowance of $3,394 and $5,351, respectively	169,350	172,736
Costs in excess of billings, net	34,570	51,814
Inventories, net	138,140	120,503
Prepaid expenses and other current assets	39,792	17,772
Total current assets	651,332	462,251
Property, plant, and equipment, net	109,820	107,603
Operating lease assets	45,021	44,918
Goodwill	507,419	513,383
Acquired intangibles	103,882	125,980
Other assets	1,936	2,316
	$1,419,410	$1,256,451
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$117,408	$92,124
Accrued expenses	95,664	88,719
Billings in excess of costs	41,790	44,735
Total current liabilities	254,862	225,578
Deferred income taxes	56,655	57,103
Non-current operating lease liabilities	35,125	35,989
Other non-current liabilities	24,734	22,783
Stockholders’ equity:
Preferred stock, $0.01 par value; authorized 10,000 shares; none outstanding	—	—
Common stock, $0.01 par value; authorized 100,000 shares; 34,313 and 34,219 shares issued and outstanding in 2024 and 2023	343	342
Additional paid-in capital	343,583	332,621
Retained earnings	875,851	738,511
Accumulated other comprehensive loss	(5,326)	(2,114)
Cost of 3,960 and 3,778 common shares held in treasury in 2024 and 2023	(166,417)	(154,362)
Total stockholders’ equity	1,048,034	914,998
	$1,419,410	$1,256,451

GIBRALTAR INDUSTRIES, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Twelve Months Ended December 31,
	2024	2023
Cash Flows from Operating Activities
Net income	$137,340	$110,533
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	27,312	27,378
Intangible asset impairment	11,300	3,797
Stock compensation expense	10,963	9,750
Gain on sale of business	(25,265)	—
Exit activity costs, non-cash	31	2,771
(Benefit of) provision for deferred income taxes	(486)	10,800
Other, net	5,865	12,492
Changes in operating assets and liabilities net of effects from acquisitions:
Trade receivables and costs in excess of billings	17,914	(15,375)
Inventories	(18,623)	45,908
Other current assets and other assets	(22,515)	514
Accounts payable	26,528	(14,387)
Accrued expenses and other non-current liabilities	3,900	24,295
Net cash provided by operating activities	174,264	218,476
Cash Flows from Investing Activities
Acquisitions, net of cash acquired	—	(9,863)
Purchases of property, plant, and equipment, net	(19,930)	(13,906)
Net proceeds from sale of business	28,474	8,047
Net cash provided by (used in) investing activities	8,544	(15,722)
Cash Flows from Financing Activities
Proceeds from long-term debt	—	50,000
Long-term debt payments	—	(141,000)
Purchase of common stock at market prices	(12,189)	(29,329)
Net cash used in financing activities	(12,189)	(120,329)
Effect of exchange rate changes on cash	(565)	(607)
Net increase in cash and cash equivalents	170,054	81,818
Cash and cash equivalents at beginning of year	99,426	17,608
Cash and cash equivalents at end of year	$269,480	$99,426

GIBRALTAR INDUSTRIES, INC.
Reconciliation of GAAP and Adjusted Financial Measures
(in thousands, except per share data)
(unaudited)

Three Months Ended December 31, 2024
	Income before taxes	Provision for income taxes	Net income	Net income per share - diluted
As Reported in GAAP Statements	$51,327	$5,170	$46,157	$1.50
Restructuring Charges (1)	1,011	382	629	0.02
Senior Leadership Transition, Acquisition and Portfolio Management Related Costs (2)	(24,154)	141	(24,295)	(0.79)
Intangible Asset Impairment (3)	11,300	2,825	8,475	0.28
Adjusted Financial Measures	$39,484	$8,518	$30,966	$1.01

	Residential	Renewables	Agtech	Infrastructure	Corporate	Consolidated
Operating Margin	17.0%	(1.1)%	5.4%	20.4%	n/a	8.2%
Restructuring Charges (1)	0.3%	0.8%	—%	—%	n/a	0.3%
Senior Leadership Transition, Acquisition and Portfolio Management Related Costs (2)	—%	—%	—%	—%	n/a	0.4%
Intangible Asset Impairment (3)	—%	7.5%	14.0%	—%	n/a	3.7%
Adjusted Operating Margin	17.3%	7.2%	19.4%	20.4%	n/a	12.7%

Income from Operations	$29,070	$(767)	$2,297	$3,690	$(9,470)	$24,820
Restructuring Charges (1)	427	536	—	—	48	1,011
Senior Leadership Transition, Acquisition and Portfolio Management Related Costs (2)	—	—	—	—	1,163	1,163
Intangible Asset Impairment (3)	—	5,300	6,000	—	—	11,300
Adjusted Income from Operations	$29,497	$5,069	$8,297	$3,690	$(8,259)	$38,294

Net Sales & Adjusted Net Sales (4)	$170,729	$70,464	$42,749	$18,115	$—	$302,057

(1) Comprised primarily of exit activities costs and impairments of assets associated with 80/20 simplification, lean initiatives and / or discontinued operations.
(2) Represents senior leadership transition costs associated with changes in leadership positions, acquisition related expenses including due diligence costs and portfolio management costs resulting from terminated or liquidated businesses, including the ($25.3M) gain on sale of the residential electronic locker business.
(3) Represents write off of indefinite-lived trademarks.
(4) There were no adjustments to Net Sales in 2024.

GIBRALTAR INDUSTRIES, INC.
Reconciliation of GAAP and Adjusted Financial Measures
(in thousands, except per share data)
(unaudited)

Three Months Ended December 31, 2023
	Income before taxes	Provision for income taxes	Net income	Net income per share - diluted
As Reported in GAAP Statements	$24,625	$5,191	$19,434	$0.63
Restructuring Charges (1)	9,293	2,354	6,939	0.23
Portfolio Management & Acquisition Related Items (2)	636	994	(358)	(0.01)
Adjusted Financial Measures Previously Reported	$34,554	$8,539	$26,015	$0.85
Portfolio Management (4)	245	(57)	302	0.01
Adjusted Financial Measures Recast	$34,799	$8,482	$26,317	$0.86

	Residential	Renewables	Agtech	Infrastructure	Corporate	Consolidated
Operating Margin	15.3%	10.3%	(10.1)%	18.6%	n/a	7.6%
Restructuring Charges (1)	2.2%	2.4%	7.5%	—%	n/a	2.9%
Portfolio Management & Acquisition Related Items (3)	—%	0.4%	(0.8)%	—%	n/a	—%
Adjusted Operating Margin Previously Reported	17.5%	13.1%	(3.3)%	18.6%	n/a	10.5%
Portfolio Management (4)	—%	0.4%	—%	—%	n/a	0.1%
Adjusted Operating Margin Recast	17.5%	13.5%	(3.3)%	18.6%	n/a	10.6%

Income from Operations	$27,442	$9,076	$(4,277)	$3,601	$(10,750)	$25,092
Restructuring Charges (1)	4,021	2,075	3,196	—	1	9,293
Portfolio Management & Acquisition Related Items (3)	—	331	(339)	—	1	(7)
Adjusted Income from Operations Previously Reported	$31,463	$11,482	$(1,420)	$3,601	$(10,748)	$34,378
Portfolio Management (4)	—	259	—	—	—	259
Adjusted Income from Operations Recast	$31,463	$11,741	$(1,420)	$3,601	$(10,748)	$34,637

Net Sales & Adjusted Net Sales Previously Reported (5)	$179,327	$87,712	$42,421	$19,351	$—	$328,811
Portfolio Management (4)	—	(933)	—	—	—	(933)
Adjusted Net Sales Recast	$179,327	$86,779	$42,421	$19,351	$—	$327,878

(1) Comprised primarily of exit activities costs and impairments of assets associated with 80/20 simplification, lean initiatives and / or discontinued operations
(2) Comprised primarily of consulting and legal fees for the acquisition and integration of recent business combinations, along with the results generated by the processing business liquidated in 2023 and the loss on the sale of the Japan renewables business sold in 2023.
(3) Comprised primarily of consulting and legal fees for the acquisition and integration of recent business combinations, along with the results generated by the processing business liquidated in 2023.
(4) Represents the results generated by the Japan renewables business sold in 2023.
(5) There were no adjustments to Net Sales Previously Reported for the three months ended December 31, 2023.

GIBRALTAR INDUSTRIES, INC.
Reconciliation of GAAP and Adjusted Financial Measures
(in thousands, except per share data)
(unaudited)

Year Ended December 31, 2024
	Income before taxes	Provision for income taxes	Net income	Net income per share - diluted
As Reported in GAAP Statements	$173,925	$36,585	$137,340	$4.46
Restructuring Charges (1)	11,061	2,738	8,323	0.27
Senior Leadership Transition, Acquisition and Portfolio Management Related Costs (2)	(23,329)	8	(23,337)	(0.76)
Intangible Asset Impairment (3)	11,300	2,825	8,475	0.28
Adjusted Financial Measures	$172,957	$42,156	$130,801	$4.25

	Residential	Renewables	Agtech	Infrastructure	Corporate	Consolidated
Operating Margin	19.0%	1.2%	7.2%	24.2%	n/a	10.9%
Restructuring Charges (1)	0.1%	3.5%	0.3%	—%	n/a	0.8%
Senior Leadership Transition, Acquisition and Portfolio Management Related Costs (2)	—%	0.1%	—%	—%	n/a	0.1%
Intangible Asset Impairment (3)	—%	1.9%	3.9%	—%	n/a	0.9%
Adjusted Operating Margin	19.1%	6.6%	11.5%	24.2%	n/a	12.8%

Income from Operations	$148,784	$3,349	$11,040	$21,295	$(41,445)	$143,023
Restructuring Charges (1)	606	9,895	477	—	83	11,061
Senior Leadership Transition, Acquisition and Portfolio Management Related Costs (2)	195	233	—	—	2,207	2,635
Intangible Asset Impairment (3)	—	5,300	6,000	—	—	11,300
Adjusted Income from Operations	$149,585	$18,777	$17,517	$21,295	$(39,155)	$168,019

Net Sales & Adjusted Net Sales (4)	$782,519	$285,405	$152,811	$88,029	$—	$1,308,764

(1) Comprised primarily of exit activities costs and impairments of assets associated with 80/20 simplification, lean initiatives and / or discontinued operations.
(2) Represents senior leadership transition costs associated with changes in leadership positions, acquisition related expenses including due diligence costs and portfolio management costs resulting from terminated or liquidated businesses, including the ($25.3M) gain on sale of the residential electronic locker business.
(3) Represents write off of indefinite-lived trademarks.
(4) There were no adjustments to Net Sales in 2024.

GIBRALTAR INDUSTRIES, INC.
Reconciliation of GAAP and Adjusted Financial Measures
(in thousands, except per share data)
(unaudited)

Year Ended December 31, 2023
	Income before taxes	Provision for income taxes	Net income	Net income per share - diluted
As Reported in GAAP Statements	$148,992	$38,459	$110,533	$3.59
Restructuring Charges (1)	18,072	4,583	13,489	0.43
Portfolio Management & Acquisition Related Items (2)	3,900	1,382	2,518	0.09
Adjusted Financial Measures Previously Reported	$170,964	$44,424	$126,540	$4.11
Portfolio Management (4)	(1,069)	(322)	(747)	(0.02)
Adjusted Financial Measures Recast	$169,895	$44,102	$125,793	$4.09

	Residential	Renewables	Agtech	Infrastructure	Corporate	Consolidated
Operating Margin	17.6%	9.1%	(0.6)%	21.2%	n/a	10.9%
Restructuring Charges (1)	0.6%	2.8%	2.7%	—%	n/a	1.3%
Portfolio Management & Acquisition Related Items (3)	—%	0.3%	2.8%	—%	n/a	0.4%
Adjusted Operating Margin Previously Reported	18.2%	12.3%	5.1%	21.2%	n/a	12.7%
Portfolio Management (4)	—%	—%	—%	—%	n/a	—%
Adjusted Operating Margin Recast	18.2%	12.3%	5.1%	21.2%	n/a	12.7%

Income from Operations	$143,068	$30,160	$(928)	$18,529	$(40,100)	$150,729
Restructuring Charges (1)	4,811	9,394	3,918	—	(51)	18,072
Portfolio Management & Acquisition Related Items (3)	12	968	4,156	—	389	5,525
Adjusted Income from Operations Previously Reported	$147,891	$40,522	$7,146	$18,529	$(39,762)	$174,326
Portfolio Management (4)	—	(1,252)	—	—	—	(1,252)
Adjusted Income from Operations Recast	$147,891	$39,270	$7,146	$18,529	$(39,762)	$173,074

Net Sales	$814,803	$330,738	$144,967	$87,228	$—	$1,377,736
Portfolio Management (5)	—	—	(4,059)	—	—	(4,059)
Adjusted Net Sales Previously Reported	$814,803	$330,738	$140,908	$87,228	$—	$1,373,677
Portfolio Management (4)	—	(11,724)	—	—	—	(11,724)
Adjusted Net Sales Recast	$814,803	$319,014	$140,908	$87,228	$—	$1,361,953

(1) Comprised primarily of exit activities costs and impairments of assets associated with 80/20 simplification, lean initiatives and / or discontinued operations and costs associated with new and / or terminated senior leadership positions.
(2) Comprised primarily of consulting and legal fees for the acquisition and integration of recent business combinations, along with the results generated by the processing business liquidated in 2023 and the loss on the sale of the Japan renewables business sold in 2023.
(3) Comprised primarily of consulting and legal fees for the acquisition and integration of recent business combinations, along with the results generated by the processing business liquidated in 2023.
(4) Represents the results generated by the Japan renewables business sold in 2023.
(5) Represents the net sales generated by the processing business liquidated in 2023.

GIBRALTAR INDUSTRIES, INC.
Reconciliation of Adjusted Financial Measures
(in thousands)
(unaudited)

Three Months Ended December 31, 2024
	Consolidated	Residential	Renewables	Agtech	Infrastructure

Adjusted Net Sales	$302,057	$170,729	$70,464	$42,749	$18,115

Net Income	46,157
Provision for Income Taxes	5,170
Interest Income	(1,995)
Other Income	(24,512)
Operating Profit	24,820	29,070	(767)	2,297	3,690
Adjusted Measures*	13,474	427	5,836	6,000	—
Adjusted Operating Profit	38,294	29,497	5,069	8,297	3,690
Adjusted Operating Margin	12.7%	17.3%	7.2%	19.4%	20.4%
Adjusted Other Expense	805	—	—	—	—
Depreciation & Amortization	7,075	2,773	2,140	745	736
Stock Compensation Expense	2,277	459	234	94	63
Less: SLT Related Stock Compensation Expense	(93)	—	—	—	—
Adjusted Stock Compensation Expense	2,184	459	234	94	63
Adjusted EBITDA	$46,748	$32,729	$7,443	$9,136	$4,489

Adjusted EBITDA Margin	15.5%	19.2%	10.6%	21.4%	24.8%

Cash Flow - Operating Activities	19,929
Purchase of PPE, Net	(5,604)
Free Cash Flow	14,325
Free Cash Flow - % of Adjusted Net Sales	4.7%

*Adjusted Measures details are presented on the corresponding Reconciliation of GAAP and Adjusted Financial Measures

GIBRALTAR INDUSTRIES, INC.
Reconciliation of Adjusted Financial Measures
(in thousands)
(unaudited)

Three Months Ended December 31, 2023
	Consolidated	Residential	Renewables	Agtech	Infrastructure

Adjusted Net Sales*	$327,878	$179,327	$86,779	$42,421	$19,351

Net Income	19,434
Provision for Income Taxes	5,191
Interest Income	(214)
Other Expense	681
Operating Profit	25,092	27,442	9,076	(4,277)	3,601
Adjusted Measures*	9,545	4,021	2,665	2,857	—
Adjusted Operating Profit	34,637	31,463	11,741	(1,420)	3,601
Adjusted Operating Margin	10.6%	17.5%	13.5%	(3.3)%	18.6%
Adjusted Other Expense**	103	—	—	—	—
Depreciation & Amortization**	6,804	2,537	2,109	940	788
Less: Japan Depreciation & Amortization	(115)	—	(115)	—	—
Adjusted Depreciation & Amortization	6,689	2,537	1,994	940	788
Stock Compensation Expense	2,493	498	230	57	77
Adjusted EBITDA Recast**	$43,716	$34,498	$13,965	$(423)	$4,466

Adjusted EBITDA Margin Recast**	13.3%	19.2%	16.1%	(1.0)%	23.1%

Adjusted EBITDA Previously Reported	$43,586	$34,498	$13,821	$(423)	$4,466
Adjusted EBITDA Margin Previously Reported	13.3%	19.2%	15.8%	(1.0)%	23.1%

Cash Flow - Operating Activities	11,820
Purchase of PPE, Net	(5,930)
Free Cash Flow	5,890
Free Cash Flow - % of Adjusted Net Sales	1.8%

*Details of recast amounts for the sale of the Japan based solar racking business within the Renewables segment are presented on corresponding Reconciliation of GAAP and Adjusted Financial Measures
**Recast to exclude sale of Japan based solar racking business within the Renewables segment

GIBRALTAR INDUSTRIES, INC.
Reconciliation of Adjusted Financial Measures
(in thousands)
(unaudited)

Year Ended December 31, 2024
	Consolidated	Residential	Renewables	Agtech	Infrastructure

Adjusted Net Sales	$1,308,764	$782,519	$285,405	$152,811	$88,029

Net Income	137,340
Provision for Income Taxes	36,585
Interest Income	(6,171)
Other Income	(24,731)
Operating Profit	143,023	148,784	3,349	11,040	21,295
Adjusted Measures*	24,996	801	15,428	6,477	—
Adjusted Operating Profit	168,019	149,585	18,777	17,517	21,295
Adjusted Operating Margin	12.8%	19.1%	6.6%	11.5%	24.2%
Adjusted Other Expense	1,233	—	—	—	—
Depreciation & Amortization	27,312	10,416	8,192	3,165	2,972
Stock Compensation Expense	10,963	1,800	918	377	244
Less: SLT Related Stock Compensation Expense	(152)	—	—	—	—
Adjusted Stock Compensation Expense	10,811	1,800	918	377	244
Adjusted EBITDA	$204,909	$161,801	$27,887	$21,059	$24,511

Adjusted EBITDA Margin	15.7%	20.7%	9.8%	13.8%	27.8%

Cash Flow - Operating Activities	174,264
Purchase of PPE, Net	(19,930)
Free Cash Flow	154,334
Free Cash Flow - % of Adjusted Net Sales	11.8%

*Adjusted Measures details are presented on the corresponding Reconciliation of GAAP and Adjusted Financial Measures

GIBRALTAR INDUSTRIES, INC.
Reconciliation of Adjusted Financial Measures
(in thousands)
(unaudited)

Year Ended December 31, 2023
	Consolidated	Residential	Renewables	Agtech	Infrastructure

Adjusted Net Sales*	$1,361,953	$814,803	$319,014	$140,908	$87,228

Net Income	110,533
Provision for Income Taxes	38,459
Interest Expense	3,002
Other Income	(1,265)
Operating Profit	150,729	143,068	30,160	(928)	18,529
Adjusted Measures*	22,345	4,823	9,110	8,074	—
Adjusted Operating Profit	173,074	147,891	39,270	7,146	18,529
Adjusted Operating Margin	12.7%	18.2%	12.3%	5.1%	21.2%
Adjusted Other Expense**	228	—	—	—	—
Depreciation & Amortization**	27,378	10,079	8,670	3,790	3,137
Less: Japan Depreciation & Amortization	(676)	—	(676)	—	—
Adjusted Depreciation & Amortization	26,702	10,079	7,994	3,790	3,137
Stock Compensation Expense	9,750	1,633	881	197	289
Adjusted EBITDA Recast**	$209,298	$159,603	$48,145	$11,133	$21,955

Adjusted EBITDA Margin Recast**	15.4%	19.6%	15.1%	7.9%	25.2%

Adjusted EBITDA Previously Reported	$211,043	$159,603	$50,073	$11,133	$21,955
Adjusted EBITDA Margin Previously Reported	15.4%	19.6%	15.1%	7.9%	25.2%

Cash Flow - Operating Activities	218,476
Purchase of PPE, Net	(13,906)
Free Cash Flow	204,570
Free Cash Flow - % of Adjusted Net Sales	14.9%

*Details of recast amounts for the sale of the Japan based solar racking business within the Renewables segment are presented on corresponding Reconciliation of GAAP and Adjusted Financial Measures
**Recast to exclude sale of Japan based solar racking business within the Renewables segment